Exhibit 10.1

INTRICON CORPORATION

AMENDED AND RESTATED

2015 EQUITY INCENTIVE PLAN

1.    Purposes

The purposes of the Intricon Corporation Amended and Restated 2015 Equity Incentive Plan (the “Plan”) are to (i) promote the long-term retention of employees of Intricon Corporation (“Intricon”), and its current and future subsidiaries (collectively, the “Company”), directors of Intricon and other persons who are in a position to make significant contributions to the success of the Company; (ii) further reward these employees, directors and other persons for their contributions to the Company’s growth and expansion; (iii) provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and (iv) to further align the interests of these employees, directors and other persons with those of Intricon’s shareholders. These purposes will be achieved by granting to such employees and other persons, in accordance with the provisions of this Plan, Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock, Deferred Stock, Restricted Stock Units or Performance Awards, for shares of Intricon’s common stock, par value $1.00 per share (“Common Stock”), or Supplemental Grants, or combinations thereof (collectively, “Awards”).

As of the Effective Date of the Plan, no additional grants will be made under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). Any shares of Common Stock not subject to exercised or outstanding grants under the 2006 Plan as of the Effective Date (the “Remaining 2006 Plan Shares”) may be issued under this plan. As of the Effective Date, Intricon also has grants outstanding under the 2001 Stock Option Plan and Amended and Restated Non-Employee Directors’ Stock Option Plan (collectively, with the 2006 Plan, the “Old Plans”). Outstanding grants under the Old Plans will continue to be governed by the terms of such grants and the terms of the Old Plans under which they were issued.

2.    Aggregate Number of Awards

2.1    Shares Subject to the Plan and Maximum Awards.   The aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall be 500,214 shares of Common Stock (which includes the Remaining 2006 Plan Shares); provided, however, that such share reserve shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that are issuable pursuant to grants outstanding under the Old Plans as of the Effective Date that but for the termination or suspension of the Old Plans, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation, cashless exercise, net exercise or forfeiture of such options. Such maximum numbers of shares are subject to adjustment in accordance with Section 2.6. Treasury shares, reacquired shares (including shares of Common Stock purchased in the open market) and unissued shares of Common Stock may be used for purposes of the Plan, at Intricon’s sole discretion. No fractional shares of Common Stock shall be issued under the Plan.

2.2   Individual Limits.   The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of SARs granted to any person in any fiscal year will each be 50,000. The maximum number of shares subject to other Awards granted to any person in any fiscal year will be 50,000 shares.

2.3    Reversion of Shares to the Share Reserve.   Shares of Common Stock that were issuable pursuant to an Award that has terminated but with respect to which such Award had not been exercised, shares of Common Stock that are issued pursuant to an Award but that are subsequently forfeited and shares of Common Stock that were issuable pursuant to an Award that was payable in Common Stock or cash but that was satisfied in cash, shall be available for future Awards under the Plan and shall not count toward the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1.

2.4    Shares Used to Pay Exercise Price and Taxes.   If a Participant pays the exercise price of an Option by surrendering previously owned shares of Common Stock, as may be permitted by the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of Intricon, and/or arranges to have the appropriate number of shares of Common Stock otherwise issuable upon exercise withheld by the Company to cover the purchase price in a cashless exercise or net exercise or the withholding tax liability associated with the Option exercise, the surrendered, forfeited or withheld shares of Common Stock used to pay the exercise price and/or to pay taxes shall not count towards the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1. Anything in this Plan to the contrary notwithstanding, shares issued in connection with a so-called “cashless exercise” effected by a broker by the sale of shares in the market shall count towards the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1. If a Participant, as permitted by the Committee, arranges to have an appropriate number of shares of a Stock Award withheld by the Company to cover the withholding tax liability associated with such Stock Award, the shares of Common Stock used to pay taxes shall not count towards the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1.

2.5    Other Items Not Included in Allocation.   The maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1 shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards which by their terms may be settled only in cash; or (iii) Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company.

2.6    Adjustments.   In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or any other event affecting the Common Stock that the Committee deems, in its sole discretion, to be similar circumstances, the Committee shall make such adjustments as it may deem appropriate, in its discretion, to: (i) the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1; (ii) the maximum number of shares of Common Stock that may be granted to any single individual pursuant to Section 2.1; (iii) the number or kind of shares subject to an Award; (iv) the exercise price or base price applicable to an Award; (v) any measure of performance that relates to an Award in order to reflect such change in the Common Stock; and/or (vi) any other affected terms of any equity-based Award. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, as the Committee may determine in its sole discretion.

2.7    Par Value.   Notwithstanding anything herein to the contrary, if a Participant is required by applicable law to pay the par value of the Common Stock subject to an Award, such payment may be made in any form permitted by applicable law, including services performed or contracted to be performed, in the sole discretion of the Committee.

3.    Participation

3.1    Eligible Persons.   All current and future employees of the Company, including officers (“Employees”), all directors of Intricon (including directors who are Employees and directors who are not Employees) and all other persons who are not Employees or directors who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company (including independent contractors and consultants), shall be eligible to receive Awards under the Plan (each, a “Participant”). No eligible Employee, director or other person shall have any right to receive an Award except as expressly provided by the Committee.

3.2    Considerations to Participation.   The Participants who shall actually receive Awards under the Plan shall be determined by the Committee in its sole discretion. In making such determinations, the Committee shall consider the positions and responsibilities of eligible Employees and other persons, their past performance and contributions to the Company’s growth and expansion, the value of their services to the Company, the difficulty of finding qualified replacements, and such other factors as the Committee deems pertinent in its sole discretion.

3.3    Cancellation and Modification of Awards.   In the event of a change in a Participant’s duties and responsibilities, or a transfer of the Participant to a different position, the Committee may cancel or modify any Award granted to such Participant or adjust the number of shares of Common Stock subject thereto commensurate with the transfer or change in responsibility, as determined by the Committee, in its discretion, provided that no such action shall violate the provisions of Section 5.1(b)(4), and provided further that the Committee may not modify or cancel Awards exercisable at the time of such change in duties or responsibilities or transfer or to which the Participant was irrevocably entitled at the time of such change or transfer.

4.    Administration

4.1    Power and Authority.   The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to: (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine the method or formula for establishing the fair market value of the Common Stock for various purposes under the Plan; and (iv) establish all other terms, conditions, restrictions and limitations applicable to Awards and the shares of Common Stock issued pursuant to Awards, including, but not limited to, those relating to a Participant’s Retirement (as defined in Section 6.1(e)), death, Disability, leave of absence or termination of employment. The Committee may accelerate (subject to the restrictions in the Plan) or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other interpretations and determinations which it deems necessary with respect to the administration of the Plan, except that the Committee may not, without the consent of the holder of an Award or unless specifically authorized by the terms of the Plan or an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder. The Committee’s right to make any decision, interpretation or determination under the Plan shall be in its sole and absolute discretion.

4.2    Administrators of the Plan.   The Plan shall be administered by the Committee. The Committee may delegate all or any portion of its authority hereunder to one or more subcommittees consisting of at least one Committee member (and references in this Plan to the “Committee” shall thereafter be to the Committee or such subcommittees). The Committee shall be comprised of no fewer than three members, each of whom must qualify as (i) an “Independent Director” within the meaning of the Nasdaq Stock Market listing rules or any future corresponding rule; and (ii) a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any future corresponding rule; or provided that the failure of the Committee or of the Board for any reason to be composed solely of Independent Directors or non-employee directors shall not prevent an Award from being considered granted under this Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to select a class of potential Award recipients and the extent of their participation and to delegate to an appropriate officer of the Company the authority to determine the individual Participants and amount and nature of the Award to be issued to such Participants, subject to such criteria, limitations and instructions as the Committee shall determine; provided, however, that no Awards shall be made pursuant to such delegation to a Participant who is subject to Section 16(b) of the 1934 Act.

4.3    Administration of the Plan.   The Committee may adopt such rules for the administration of the Plan as it deems necessary or advisable, in its sole discretion. For all purposes of the Plan, a majority of the members of the Committee shall constitute a quorum, and the vote of a majority of the members of the Committee (or written consent of all of the members) on a particular matter shall constitute the act of the Committee on that matter. The Committee shall have the exclusive right to construe the Plan and any Award, to settle all controversies regarding the Plan or any Award, to correct defects and omissions in the Plan and in any Award, and to take such further actions as the Committee deems necessary or advisable, in its sole discretion, to carry out the purpose and intent of the Plan. Such actions shall be final, binding and conclusive upon all parties concerned.

4.4    Liability; Indemnification.   No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee. The members of the Committee shall be entitled to indemnification and reimbursement to the fullest extent provided in Intricon’s articles of incorporation, bylaws and applicable law. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by Intricon’s officers, accountants, counsel and other parties the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon such advice.

4.5    Costs; Liabilities.   All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Award, or to any Participant or any transferee of shares of Common Stock from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.

5.    Types of Awards

5.1    Options.

(a)    An Option is an Award entitling the recipient on exercise thereof to purchase Common Stock at a specified exercise price. Both “incentive stock options,” as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option is hereinafter referred to as an “ISO”), and Options that are not incentive stock options (any such Option is hereinafter referred to as a “non-ISO”), may be granted under the Plan. ISOs shall be awarded only to Employees. The maximum amount of ISOs that may be awarded under the Incentive Plan will not exceed 500,214 shares of Common Stock plus the number of shares of Common Stock that are issuable pursuant to option grants outstanding under the Old Plans as of the Effective Date that but for the termination or suspension of the Old Plans, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation, cashless exercise, net exercise or forfeiture of such options.

(b)    The exercise price of an Option shall be determined by the Committee subject to the following:

(1)    The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten percent or greater shareholder) of the fair market value of the Common Stock subject to the ISO, determined as of the time the Option is granted. A ten percent shareholder is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

(2)    The exercise price of a non-ISO shall not be less than 100% of the fair market value of the Common Stock subject to the non-ISO, determined as of the time the non-ISO is granted.

(3)    To the extent required by applicable law, the exercise price paid for Common Stock which is part of an original issue of authorized Common Stock shall not be less than the par value per share of the Common Stock.

(4)    In no case may the Committee reduce the exercise price of an Option at any time after the time of grant, including by amendment or cancellation and subsequent issuance or by exchange of Options with a lower exercise price, except in the case of an adjustment as set forth in Section 2.6(iv) or unless approved by Shareholders. Further the Company may not repurchase an Option that is “out of the money” (i.e., its exercise price is lower than the then current fair market value) in exchange for cash, another Option and/or other property, at any time during the term of such Option unless approved by Shareholders. This Section 5.1(b)(4) may not be repealed, or modified or amended in a manner adverse to Shareholders, without the prior approval of the Shareholders.

(5)    Notwithstanding (1) and (2) above, an Option (whether an ISO or non-ISO) may be granted with an exercise price determined according to the provisions of Section 424(a) of the Code, if the grant of such Option is pursuant to a transaction described in Section 424(a) of the Code.

(c)    The period during which an Option may be exercised shall be determined by the Committee, except that the period during which an Option may be exercised shall not exceed ten years (five years, in the case of an ISO granted to a ten percent shareholder) from the date the Option was granted.

(d)    An Option shall become exercisable at such time or times, and on such terms and conditions, as the Committee may determine; provided, however, that no Option shall become exercisable earlier than one (1) year from the date the Option was granted except as provided in Section 6. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised, except that no Option may be made exercisable earlier than one (1) year from the date the Option was granted except as provided in Section 6. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Committee and (ii) payment in full in accordance with Section 5.1(e) or Section 5.1(h) below for the number of shares for which the Option is exercised.

(e)    Stock purchased on exercise of an Option must be paid for as follows: (i) in cash or by check (acceptable to Intricon in accordance with guidelines established for this purpose), bank draft or money order payable to the order of Intricon or (ii) if so permitted by the instrument evidencing the Option or by the Committee (A) through the delivery of shares of Common Stock which have been outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the date of exercise at least equal to the exercise price, or (B) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to Intricon sufficient funds to pay the exercise price (including in connection with a so-called “cashless exercise” effected by such broker), (C) pursuant to a “net exercise” effected pursuant to Section 5.1(h) or (D) by any combination of the permissible forms of payment.

(f)     In the event a Participant tenders shares of Common Stock to pay the exercise price of an Option and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes, in no case may the Committee grant “reload” or “restoration” options entitling the Participant to purchase shares of Common Stock equal to the sum of the number of such shares tendered to pay the exercise price and the number of shares used to pay the withholding taxes.

(g)     Any Employee who disposes of shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such shares to the Employee shall notify the Company of such disposition and of the amount realized upon such disposition.

(h) Net Exercise. In addition to the methods of payment of the Option exercise price set forth in Section 5.1(e), the Option exercise price may be payable by a “net exercise,” without the payment of cash, pursuant to which upon exercise and surrender of the Option by the Participant pursuant to this Section, the Company will issue to the Participant a number of shares of Common Stock calculated as follows:

X= Y(A-B)

A

Where:

X =	The number of shares of Common Stock to be issued to the Participant.

Y =	The number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the number of shares of Common Stock for which the Option is being exercised Common Stock.

A =	The fair market value of one (1) share of Common Stock on the date that the Option is exercised.

B =	The exercise price of the Option for one (1) share of Common Stock.

In the event that the above formula results in a fractional share, such fractional share shall be cancelled without compensation.

This net exercise payment method shall be available for all Options issued under the Plan, regardless of whether the form of Option Award contains such a provision except to the extent that form of Option Award expressly prohibits the net exercise payment method.

Anything in this Section to the contrary notwithstanding in the case of a net exercise by a Participant that is subject to tax withholding by the Company, a net exercise shall not be recognized unless and until the Participant has made arrangements acceptable to the Company to pay such withholding.

Pursuant to Section 2.4 of the Plan, the shares of Common Stock represented by any Option which are not issued as a result of the use of the net exercise payment method shall become available for the grant of Options under the Plan as fully as if such shares of Common Stock had never been subject to an Option.

For the avoidance of doubt, the “net exercise” method can be used only if the fair market value exceeds the exercise price of the Option.”

5.2    Stock Appreciation Rights.

(a)     A Stock Appreciation Right (“SAR”) is an Award entitling the recipient on its exercise to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Common Stock value. In general, a SAR entitles the Participant to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted (sometimes referred to as the “base price”), except that if a SAR is granted retroactively in substitution for an Option, the fair market value established by the Committee may be the fair market value at the time such Option was granted.

(b)     SARs may be granted in tandem with, or independently of, Options granted under the Plan. A SAR granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

(c)     When SARs are granted in tandem with Options, the following rules shall apply:

(1)     The SAR shall be exercisable only at such time or times, and to the extent, that the related Option is exercisable and shall be exercisable in accordance with the procedure required for exercise of the related Option; provided, however, that no SAR shall become exercisable earlier than one (1) year from the date the SAR was granted except as provided in Section 6.

(2)     The SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option shall not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR.

(3)     The Option shall terminate and no longer be exercisable upon the exercise of the related SAR.

(4)     The SAR shall be transferable only with the related Option.

(5)     A SAR granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

(d)     A SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such terms and conditions, as the Committee may specify; provided, however, that no SAR shall become exercisable earlier than one (1) year from the date the SAR was granted except as provided in Section 6. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised except that no SAR may be made exercisable earlier than one (1) year from the date the Option was granted except as provided in Section 6. Any exercise of an independent SAR must be in writing, signed by the proper person and delivered or mailed to Intricon, accompanied by any other documents required by the Committee.

(e)       In no case may the Committee reduce the base price of a SAR at any time after the time of grant, including by amendment or cancellation and subsequent issuance or by exchange of SARs with a lower base price, except in the case of an adjustment as set forth in Section 2.6(iv) or unless approved by Shareholders. Further the Company may not repurchase a SAR that is “out of the money” (i.e., the base price is lower than the then current fair market value of a share of Common Stock) in exchange for cash, another SAR and/or other property), at any time during the term of such SAR unless approved by Shareholders. This Section 5.2(e) may not be repealed, or modified or amended in a manner adverse to Shareholders, without the prior approval of the Shareholders.

5.3    Stock Awards.

(a)    Form of Awards.   The Committee may grant Awards (“Stock Awards”) which are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including, but not limited to, Awards of Unrestricted Stock, Restricted Stock, Deferred Stock and Restricted Stock Units, subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its discretion, from time to time. The Committee may consider the impact of the conditions, restrictions or limitations applicable to a Stock Award, as well as the possibility of forfeiture or cancellation, in determining the fair market value for purposes of determining the number of shares of Common Stock allocable to a Stock Award. Without limiting the generality of the foregoing, the Committee may issue Stock Awards to Participants in connection with management or employee stock purchase programs.

(b)    Unrestricted Stock.   Shares of Common Stock may be used as payment for services rendered, and unless otherwise determined by the Committee, no minimum vesting period shall apply to such shares. Any shares of Common Stock used for such payment shall be valued at the fair market value of such shares at the time of payment and shall be subject to such terms, conditions, restrictions and limitations as shall be determined by the Committee at the time of payment.

(c)    Restricted Stock.   A Restricted Stock Award entitles the recipient to acquire shares of Common Stock subject to the restrictions described in Section 5.3(c)(3) (“Restricted Stock”) for no consideration, nominal consideration or any higher price, all as determined by the Committee, subject to Section 2.7.

(1)     A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to Intricon accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

(2)     A Participant who receives Restricted Stock shall have all the rights of a shareholder with respect to such stock, including voting and dividend rights, subject to the restrictions described in 5.3(c)(3) and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of all restrictions under the Plan.

(3)     Except as otherwise specifically provided by the Plan or the Award, Restricted Stock may not be sold, assigned, exchanged, pledged, gifted or otherwise disposed of, or transferred, and if a Participant suffers a Status Change (as defined in Section 6.1) for any reason (other than by reason of death or Permanent Disability or Retirement), must be offered to Intricon for purchase for the amount of cash paid for such stock, or forfeited to the Company if no cash was paid. These restrictions shall lapse at such time or times, and on such terms and conditions, as the Committee may determine; provided, however, that such restrictions shall not lapse earlier than one (1) year from the date the Restricted Stock Award was granted except as provided in Section 6. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares shall lapse except that no restrictions shall lapse earlier than one (1) year from the date the Restricted Stock Award was granted except as provided in Section 6.

(4)     Any Participant making, or required by an Award to make, an election under Section 83(b) of the Code with respect to Restricted Stock shall deliver to Intricon, within ten days of the filing of such election with the Internal Revenue Service, a copy of such election.

(5)     The Committee may, at the time any Award described in this Section 5 is granted, provide that any or all the Common Stock delivered pursuant to the Award shall be Restricted Stock.

(6)     The Committee may, in its sole discretion, approve the sale to any Participant of shares of Common Stock free of restrictions under the Plan for a price which is not less than the par value of the Common Stock.

(d)    Deferred Stock.   A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the Common Stock shall take place at such time or times, and on such terms and conditions, as the Committee may determine; provided, however, that delivery of the shares shall not occur earlier than one (1) year from the date the Deferred Stock Award was granted except as provided in Section 6. The Committee may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place; provided, however, that delivery of the shares shall not occur earlier than one (1) year from the date the Deferred Stock Award was granted except as provided in Section 6.

(e)    Restricted Stock Units.   A Restricted Stock Unit is an Award denominated in shares of Restricted Stock, pursuant to a formula determined by the Committee, which may be settled either in shares of Restricted Stock or in cash, in the discretion of the Committee, subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time; provided, however, that Restricted Stock Units shall not become vested and settled earlier than one (1) year from the date the Restricted Stock Unit was granted except as provided in Section 6. The Committee may at any time accelerate the time at which Restricted Stock Units shall be vested and settled except that no restrictions shall lapse earlier than one (1) year from the date the Restricted Stock Unit was granted except as provided in Section 6.

5.4    Supplemental Grants.   In connection with any Award under this Section 5, the Committee may grant a supplemental cash award to the Participant (a “Supplemental Grant”) not to exceed an amount equal to (i) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the underlying Award, determined by assuming taxation at the highest marginal rate, plus (ii) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant’s income tax liabilities arising from all payments under this Section 5. Any Supplemental Grant under this Section 5.4 shall be made at the time the Participant incurs Federal income tax liability with respect to the underlying Award.

5.5      Performance Awards. A Performance Award entitles the recipient to receive, without payment, an Award or Awards described in this Section 5 (such form to be determined by the Committee) following the attainment of such performance goals, during such measurement period or periods, and on such other terms and conditions, all as the Committee may determine. Performance goals may be related to personal performance, corporate performance, group or departmental performance or any such other category of performance as the Committee may determine. The Committee shall have the authority to determine the performance goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award.

5.6      Section 409A of the Code.

(a)       Awards under the Plan are intended either to be exempt from or to satisfy the requirements of Section 409A of the Code and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

(b)       To the extent that an Award under the Plan is intended to satisfy the requirements of Section 409A of the Code and a provision of the Plan or an Award agreement contravenes any Treasury regulations or other guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and additional tax under Section 409A of the Code, such provision of the Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A of the Code or the Treasury regulations or other guidance promulgated thereunder and any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is intended to be exempt from Section 409A of the Code to the extent such discretionary authority would make such Award subject to Section 409A of the Code..

(c)       Notwithstanding any provisions of this Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Section 409A of the Code.

(d)       Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan to a “specified employee” (as such term is defined for purposes of Section 409A of the Code) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Section 409A of the Code.

(e)       A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment”, “termination of service”, “retirement” or like terms shall mean Separation from Service.

6.      Events Affecting Outstanding Awards

6.1      Termination of Service by Death or Permanent Disability or Retirement. If a Participant who is an Employee or director ceases to be an Employee or director, or if there is a termination of the consulting, service or other relationship in respect of which a non-Employee Participant was granted an Award under the Plan (such termination of employment or other relationship referred to as a “Status Change”) in any case by reason of death or Permanent Disability or Retirement, the following rules shall apply, unless otherwise determined by the Committee:

(a)       All Options and SARs held by the Participant at the time of such Status Change shall automatically become exercisable in full and shall continue to be exercisable by the Participant or his or her heirs, executor, administrator or other legal representative for a period equal to the unexpired term of the Option or SAR.

(b)      All Restricted Stock and Restricted Stock Units held by the Participant at the time of such Status Change shall automatically become free of all restrictions and conditions.

(c)      The Participant shall automatically be entitled to any payment or benefit under all Deferred Stock Awards, Performance Awards or Supplemental Grants, held by the Participant at the time of such Status Change.

(d)      “Disability” or “Permanent Disability” shall mean disability as defined in Section 409A(2)(C) of the Internal Revenue Code or as otherwise determined by the Committee.

(e)       “Retirement” means termination of employment with or service to the Company by a Participant other than by reason of death or Permanent Disability or termination for Cause at a time when such Participant has attained age 65 or greater; provided that such Participant has performed a minimum of five Years of Service; and provided, further that, in the case of a director who meets the age and Years of Service requirements, the term “Retirement” shall include, without limitation, the failure to be re-nominated for election, the failure to be re-elected by the shareholders, removal by shareholders or the Board (other than a removal for Cause) and resignation. For purposes of the Plan, “Years of Service” means each period of twelve consecutive months (including any permitted leaves of absences) beginning on the Participant’s first day of employment with or service to the Company and each anniversary thereof in which the Participant continues to be employed by or provide service to the Company.

6.2      Termination of Service Other Than by Death or Permanent Disability or Retirement. Subject to the provisions of Section 6.4, if a Participant suffers a Status Change other than by reason of death or Permanent Disability (as determined by the Committee) or Retirement, the following rules shall apply, unless otherwise determined by the Committee:

(a)        All Options and SARs held by the Participant at the time of such Status Change, to the extent then exercisable, shall continue to be exercisable by the Participant for a period of 90 days after the Participant’s Status Change. After the expiration of such 90-day period, all such Options and SARs shall terminate. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6.2. All Options and SARs held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

(b)        All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.3(c) above.

(c)        Any payment or benefit under a Restricted Stock Unit, Deferred Stock Award, Performance Award, or Supplemental Grant, to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the date of such Status Change.

(d)        For all purposes of this Section 6.2 and Section 6.3, the employment with the Company of a Participant who is an Employee shall not be deemed to have been terminated if the Participant is transferred from Intricon to a subsidiary of Intricon, or vice versa, or from one subsidiary of Intricon to another and, in the sole discretion of the Committee, a Status Change shall not be deemed to have occurred if, on the date that a Participant’s employment, directorship, consulting, service or other relationship with the Company terminates, such Participant has an employment, directorship, consulting, service or other relationship with the Company that, in the discretion of the Committee, would otherwise permit such Participant to receive an Award under this Plan.

(e)        Anything in this Section to the contrary notwithstanding, all Awards held by a Participant whose employment, directorship, consulting, service or other relationship with the Company was terminated for “Cause” shall, in the discretion of the Committee, terminate immediately as of the date of such Status Change. A termination by the Company of a Participant’s employment, directorship, consulting, service or other relationship with the Company shall be for “Cause” if the Committee determines that the Participant: (i) was guilty of fraud, gross negligence or willful misconduct in the performance of his or her duties for the Company, (ii) willfully and continually failed to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to Permanent Disability) after delivery of written demand for substantial performance to the Participant by the Board, the Committee or the Chief Executive Officer that specifically identified the manner in which the Board, the Committee or the Chief Executive Officer believed the Participant did not substantially perform his or her duties, (iii) breached or violated, in a material respect, any agreement between the Participant and the Company or any of the Company’s codes of conduct or corporate policies, including policy statements regarding conflicts-of-interest, insider trading or confidentiality, (iv) committed a material act of dishonesty or breach of trust, (v) acted in a manner that was inimical or injurious, in a material respect, to the business or interests of the Company, or (vi) was convicted of, or plead guilty or nolo contendere to, a felony or any other crime involving moral turpitude which subjects, or if generally known, would subject, the Company to public ridicule or embarrassment; notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company that defines “Cause” or a similar term, then “Cause” shall be as defined and determined in such employment agreement.

6.3      Change in Control.

(a)      In the event of a Change in Control (as defined in Section 6.3(c)(1)), the following rules shall apply:

(1)      In the event that the successor corporation or a parent or subsidiary of the successor corporation assumes the Awards or an equivalent option or right is substituted by the successor corporation or a parent or subsidiary of the successor corporation, such Award or substituted Award shall continue in accordance with its terms, provided, however, that in the event of an Involuntary Termination (as defined below) of a Participant on or within twelve (12) months following a Change in Control, such Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Deferred Stock Awards and Supplemental Grants will lapse, and, with respect to Awards with performance-based vesting (including Performance Awards), all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

For the purposes of this subsection (1), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common equity of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common equity of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 6.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(2)       In the event that the successor corporation or a parent or subsidiary of the successor corporation does not assume or substitute for the Awards, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Deferred Stock Awards and Supplemental Grants will lapse, and, with respect to Awards with performance-based vesting (including Performance Awards), all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Committee will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Committee in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

(b)      The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control: (i) require the purchase and sale of any Awards for an amount of cash equal to the amount which a Participant could have obtained upon the exercise or realization of such rights had such Awards been currently exercisable; (ii) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; (iii) if applicable, provide that such Awards shall be cancelled upon the effectiveness of such Change of Control and converted into the right to receive the same consideration as shareholders are receiving in such Change of Control (net of any exercise price and/or purchase price payable by the Participant and/or Base Amount in the case of a SAR); and/or (iv) cause the Awards then outstanding to be assumed, or their rights substituted therefor, by the surviving or acquiring corporation in such Change in Control. Without limiting the generality of the foregoing, in the case of any Option or SAR with an exercise price (or base price in the case of a SAR) that equals or exceeds the fair market value of the per share consideration received by holders of Common Stock in the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem in the best interests of the Company.

(c)      For the purposes of this Agreement:

(1)        “Change in Control” means: (i) the acquisition or receipt, in any manner, by any person (as defined for purposes of the 1934 Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the 1934 Act) of more than 50% of the combined voting securities ordinarily having the right to vote for the election of directors of Intricon; or (ii) a change in the constituency of the Board with the result that individuals (the “Incumbent Directors”) who are members of the Board on the Effective Date (as defined in Section 13) cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the Board after the Effective Date and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as defined for purposes of the 1934 Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (iii) the sale, exchange, liquidation or other disposition of all or more than 50% of Intricon’s business or assets; unless in any such case, at least a majority of the Incumbent Directors determine, prior to the occurrence of such Change in Control, that no Change in Control has or will have occurred; or (iv) the occurrence of a reorganization, merger, consolidation or other corporate transaction involving Intricon, in each case, with respect to which Intricon’s shareholders immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting securities ordinarily having the right to vote for the election of directors of Intricon or other corporation resulting from such transaction; or (v) the complete liquidation or dissolution of Intricon.

(2)       “Good Reason” means, without the Participant’s consent, (i) a substantial and material diminution in Participant’s duties or responsibilities; (ii) a reduction in base salary or annual bonus opportunity of 10% or more; or (iii) the failure of the Company to pay any compensation when due. Participant may terminate his or her service to the Company as an Employee, director, contractor or consultant with Good Reason by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within thirty (30) days of the occurrence of such event. During such thirty (30)-day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Participant’s termination will be effective upon the expiration of such cure period. Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company that defines “Good Reason” or a similar term, then “Good Reason” shall be as defined and determined in such employment agreement.

(3)       “Involuntary Termination” means the termination of Participant as an Employee or director of, or contractor or and consultant to, the Company by reason of: (i) Participant’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof for which Participant is an employee, director or a consultant) for reasons other than Cause; or (ii) Participant’s voluntary resignation for Good Reason.

(d)        Non-Employee Director Awards. With respect to Awards granted to a non-Employee director, in the event of a Change in Control, then all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Deferred Stock Awards and Supplemental Grants will lapse, and, with respect to Awards with performance-based vesting (including Performance Awards), all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

(e)      Any good faith determination by the Committee as to whether a Change in Control within the meaning of this Section 6.3 has occurred shall be conclusive and binding on the Participants.

(f)      Compliance with Section 409A of the Code. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the event constituting the Change in Control is an event described in subsection (a)(2)(A)(v) of Section 409A of the Code and Treasury regulations or other guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A of the Code, as determined by the Committee.

6.4      Special Forfeiture Provisions Following a Termination of Employment. Notwithstanding the provisions of Section 6.2, in any instance where the rights of a Participant with respect to an Award extend beyond a Status Change other than by reason of death, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time prior or subsequent to such Status Change (a) breaches or violates, in a material way, the terms of any agreement with the Company, including any employment agreement, termination agreement, confidentiality agreement, non-solicitation agreement or non-competition agreement or (b) engaged or engages in conduct that would have permitted the Company to terminate such Participant’s employment, directorship, consulting, service or other relationship with the Company for “Cause” (as defined in Section 6.2(e)) if such Participant was still in such relationship with the Company.

7.      Grant and Acceptance of Awards

7.1      Evidence of Approval. The Committee’s approval of a grant of an Award under the Plan, including the names of Participants and the size of the Award, including the number of shares of Common Stock subject to the Award, shall be reflected in minutes of meetings held by the Committee or in written consents signed by members of the Committee. Once approved by the Committee, each Award shall be evidenced by such written instrument, containing such terms as are required by the Plan and such other terms, consistent with the provisions of the Plan, as may be approved from time to time by the Committee.

7.2      Award Agreements. Each instrument may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which shall evidence agreement to the terms thereof. The grant of an Award shall not impose any obligation on the Participant to accept the Award.

7.3      Conditions. Except as specifically provided by the Plan or the instrument evidencing an Award, a Participant shall not become a shareholder of Intricon until (i) the Participant makes any required payments in respect of the Common Stock issued or issuable pursuant to the Award, (ii) the Participant furnishes Intricon with any required agreements, certificates, letters or other instruments, and (iii) the Participant actually receives the shares of Common Stock. Subject to any terms and conditions imposed by the Plan or the instrument evidencing an Award, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, a Participant shall have all rights of a shareholder with respect to shares of Common Stock, including, but not limited to, the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. The Committee may, upon such terms and conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any and all Common Stock subject to the Participant’s Award, had such Common Stock been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

7.4      Payments and Deferrals. Payment of Awards may be in the form of cash, shares of Common Stock, other Awards, or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may postpone the exercise of Options or SARs, and may require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time. The Committee may adopt deferred compensation plans to permit a Participant to defer the time when such Award is recognized for income tax purposes. It also may provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its discretion.

7.5      Removal of Restrictions. Notwithstanding any other provision of the Plan, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock that the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of an Award, such representations or agreements as counsel to the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer. If an Award is exercised by the Participant’s legal representative, the Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8.      Tax Withholding

The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state and local withholding tax requirements (the “withholding requirements”). In the case of an Award pursuant to which Common Stock may be delivered, the Committee shall have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Committee may permit a Participant or such other person or entity to elect at such time and in such manner as the Committee may determine to have the Company hold back from the shares of Common Stock to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement. If at the time an ISO is exercised, the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

9.      Dividends and Dividend Equivalents

The Committee may provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, including reinvestment in additional shares of Common Stock or common share equivalents. Unless the Committee determines otherwise, any Employee subject to the reporting requirements of Section 16(a) of the 1934 Act may not participate in dividend reinvestment programs established under the Plan. The Committee shall determine the Participant’s rights under the Plan with respect to extraordinary dividends or distributions on the shares of Common Stock. Anything in this Plan to the contrary notwithstanding, cash dividends and cash dividend equivalent rights shall not be granted with respect to any Stock Option Awards or SAR Awards; provided, however that Stock Option Awards and SAR Awards shall be adjusted for stock dividends, stock splits, and other events described in Section 2.6, in accordance with the provisions of Section 2.6.

10.      Voting

The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by the Company’s Secretary, or such other person as the Committee may designate in accordance with instructions received from the Participant (unless to do so would constitute a violation of fiduciary duties). Shares as to which no instructions are received shall be voted by the Committee or its designee proportionately in accordance with instructions received from Participants in the Plan (unless to do so would constitute a violation of fiduciary duties).

11.      Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not create any fiduciary relationship between the Company on behalf of any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant any right, title, or interest in any assets of the Company.

12.      Rights as Shareholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares in accordance with Section 7.3. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.

13.      Effective Date and Term of Plan

The effective date of this Plan (the “Effective Date”) is April 24, 2015, the date on which the Plan was approved by the affirmative vote of the holders of Intricon’s Common Stock. No Award shall be granted more than ten years after the Effective Date.

14.      Effect, Amendment, Suspension and Termination

Unless otherwise determined by the Committee, Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program. No Employee, director or other person shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees, directors or other persons under the Plan and the terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to Employees or other persons or entities. The Committee reserves the right, at any time and from time to time, to amend the Plan in any way, or to suspend or terminate the Plan, effective as of the date specified by the Committee when it takes such action, which date may be before or after the date the Committee takes such action; provided that any such action shall not affect any Awards granted before the actual date on which such action is taken by the Committee; and further provided that the approval of Intricon’s shareholders shall be required whenever necessary for the Plan to continue to satisfy the conditions of Rule 16b-3 under the 1934 Act, Section 422 of the Code with respect to the award of ISOs (unless the Board determines that ISOs shall no longer be granted under the Plan), any bylaw, rule or regulation of the market system or stock exchange on which Intricon’s Common Stock is then listed or admitted to trading, or any other applicable law, rule or regulation. Unless terminated earlier by the Board, this Plan shall terminate on such date (which shall not be prior to April 24, 2025) as all Awards under the Plan have been exercised or shall have terminated.

15.      Other Provisions

15.1      Future Rights. Nothing contained in the Plan or any Award shall confer upon any Employee or other Participant the right to continue in the employ of, or to continue to provide service to, the Company or any affiliated person, or interfere in any way with the right of the Company or any affiliated person to terminate the employment or service of any Employee or other Participant for any reason.

15.2      Grant Date. Corporate action constituting an offer by Intricon of Common Stock to any Participant under the terms of an Award shall be deemed completed as of the date of grant of the Award, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant.

15.3      Transferability. None of a Participant’s rights under any Award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. The foregoing shall not, however, restrict a Participant’s rights with respect to Unrestricted Stock or the outright transfer of cash, nor shall it restrict the ability of a Participant’s heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to Awards granted to the Participant. Notwithstanding the foregoing, at the discretion of the Committee, the terms of an Award or the Committee may permit a Participant to transfer such Award to one or more members of the Participant’s family or to trusts, family partnerships, or other entities for the benefit of the Participant and/or members of the Participant’s family to the extent provided in such Award or as otherwise permitted by the Committee and permitted under the terms for use of Form S-8 promulgated under the Securities Act of 1933, as amended.

15.4      Governing Law. The Plan, and all Awards granted hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

15.5      Interpretation. The headings of the Sections of the Plan are for convenience of reference only and shall not affect the interpretation of the Plan. All pronouns and similar references in the Plan shall be construed to be of such number and gender as the context requires or permits. When used in this Plan, the words “including” and “include” shall be deemed followed by the words “without limitation.” Except as otherwise indicated, the term “person” as used in the Plan shall include individuals, corporations, partnerships, trusts, estates, limited liability companies and partnerships and any other type of entity.

15.6      Severability. If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall be unaffected.

15.7      Notices. All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by certified mail or reputable overnight delivery service, expenses prepaid. Notices to the Company or the Committee shall be delivered or sent to Intricon’s headquarters to the attention of its Chief Financial Officer. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or its transfer agent.

15.8      Prior Services. In any case that a Participant purchases Common Stock under an Award for a price equal to the par value of the Common Stock, the Committee may determine, in its sole discretion, that such price has been satisfied by past services rendered by the Participant.

15.9      Fair Market Value. For the purposes of the Plan and any Award granted hereunder, unless otherwise determined by the Committee, the term “fair market value” of Common Stock on a specified date shall mean the last sale price for one share of Common Stock on the specified date, as reported on the Nasdaq Stock Market, or on such other market system or stock exchange on which Intricon’s Common Stock is then listed or admitted to trading, provided that if there is no last sale price reported on the specified date or if the specified date is not a trading day, then the fair market value shall mean the most recent last sale price reported on the Nasdaq Stock Market, or on such other market system or stock exchange on which Intricon’s Common Stock is then listed or admitted to trading, prior to the specified date. In the event that the foregoing does not apply, the fair market value shall be determined by the Board.

15.10      Reduction of Payments. Unless otherwise agreed upon in writing by the Company and a Participant, in the event that any payment, benefit or transfer under the Plan to or for the benefit of a Participant pursuant to a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this Section 15.10, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to the Company’s approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of Awards; and reduction of employee benefits. In the event that the acceleration of vesting of Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s Awards unless the Participant elects in writing a different order for cancellation.

15.11      Successors and Assigns. The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15.12      Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or regulation or stock exchange listing requirements).

16.      Plan History.

The Plan was originally adopted by the Board on March 2, 2015, subject to the approval of the Company’s shareholders. The Plan was originally approved by the Company’s shareholders at the Company’s 2015 annual meeting of shareholders that was held on April 24, 2015. The Plan was amended and restated by the Board on October 27, 2020.

Since its original adoption, the Plan has been amended as follows:

Nature of Amendment	Date Approved by Board of Directors	Date approved by Shareholders
Amendment and Restatement	10/27/2020	Not required